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SUB-SERVICER BACKUP CERTIFICATION

Pursuant to the requirements of the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, for which Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and Berkeley Point Capital LLC, as Servicer, the undersigned, Ronald Steffenino, as Senior Managing Director of Servicing and Asset Management of Berkeley Point Capital LLC, a Delaware LLC (the “Sub-Servicer”) as Sub-Servicer in connection with the sub-servicing of one or more Mortgage Loans and/or Serviced Companion Loan under the Pooling and Servicing Agreement, on behalf of the Sub-Servicer, certify to the Depositor, the Master Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that;

1. I have reviewed the Servicer Reports and Sub-Servicer Reports (each as defined below) relating to the Mortgage Loans and/or Serviced Companion Loan delivered by the Sub-Servicer to the Master Servicer, pursuant to the applicable Sub-Servicing Agreement between the Sub-Servicer and the Master Servicer (the”Sub-Servicing Agreement”);

2. Based on my knowledge, with respect to the period ending December 31, 2017 (the “Reporting Period”), all servicing information and all reports required to be submitted by the Sub-Servicer to the Certificate Administrator pursuant to the Pooling and Servicing Agreement (the “Servicer Reports”) for inclusion in the annual report on Form 10-K for the Reporting Period and inclusion in all reports on Form 10-D or Form 8-K have been submitted by the Sub-Servicer to the Certificate Administrator for inclusion in these reports;

3. Based on my knowledge, with respect to the Reporting Period, all servicing information and all reports required to be submitted by the Sub-Servicer to the Master Servicer pursuant to the Sub-Servicing Agreement (the “Sub-Servicer Reports”) have been submitted by the Sub-Servicer to the Master Servicer;

4. Based on my knowledge, the sub-servicer information contained in the Servicer Reports and Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

5. Based upon my knowledge and the annual compliance review performed as required in the Sub-Servicing Agreement, and except as disclosed in the

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compliance certificate delivered pursuant to the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

6. I am, or a servicing officer under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements for inclusion on Form 10-K pursuant Item 1123 of Regulation AB with respect to the Sub-Servicer, and except as disclosed in the compliance certificate delivered by the Sub-Servicer under Section 3.05 of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year which such report applies;

7. The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Sub-Servicer with respect to the Trust’s fiscal year 2016 have been provided all information relating to the Sub-Servicer’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

8. The report on assessment of compliance with servicing criteria applicable to the Sub-Servicer for asset-backed securities with respect to the Sub-Servicer or any Servicing Function Participant retained by the Sub-Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Reporting Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Sub-Servicing Agreement, or if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

Date: February 22, 2017	Berkeley Point Capital LLC

	By:	/s/ Ronald Steffenino
Name: Ronald Steffenino
Title: Senior Managing Director

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Schedule 1

COMM 2014-CCRE17 Mortgage Trust

COMM 2014-CCRE19 Mortgage Trust

GS Mortgage Securities Trust 2014-GC24

COMM 2014-UBS4 Mortgage Trust

COMM 2015-CCRE23 Mortgage Trust

COMM 2015-CCRE27 Mortgage Trust

GS Mortgage Securities Trust 2015-GC30

COMM 2015-HULA

COMM 2015-LC19 Mortgage Trust

COMM 2015-LC21 Mortgage Trust

GS Mortgage Securities Trust 2015-GS1

CCRESG 2016 HEAT Mortgage Trust

Citigroup 2016-C3 Mortgage Trust

CFCRE 2016-C7 Mortgage Trust

CCUBS Commercial Mortgage Trust 2017-C1

Citigroup Commercial Mortgage Trust 2017-C4

UBS Commercial Mortgage Trust 2017-C5